Exhibit 10.8

Execution Version

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Intercreditor Agreement”), dated as of May 15, 2023, is by and among, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent under the 1.5 Lien Indenture (as hereinafter defined) for itself and the other 1.5 Lien Creditors (as hereinafter defined) (together with its successors and assigns, in such capacity, “1.5 Lien Agent”), and TMI TRUST COMPANY, as collateral agent under the Second Lien Indenture (as hereinafter defined) for itself and the other Second Lien Creditors (as hereinafter defined) (together with its successors and assigns, in such capacity, “Second Lien Agent”).

RECITALS:

Article I.     The Issuer (as hereinafter defined), the other Obligors named therein and U.S. Bank Trust Company, National Association, as trustee and collateral agent, have entered into the 1.5 Lien Indenture, pursuant to which Issuer has issued, and the 1.5 Lien Noteholders have purchased, the 1.5 Lien Notes (as hereinafter defined), which 1.5 Lien Notes are secured by liens on and security interests in substantially all of the assets and properties of the Issuer and the other Obligors.

Article II.     The Issuer, the other Obligors named therein and TMI Trust Company, as trustee and collateral agent, have entered into the Second Lien Indenture, pursuant to which Issuer has issued, and the Second Lien Noteholders have purchased, the Second Lien Notes (as hereinafter defined), which Second Lien Notes are secured by liens on and security interests in substantially all of the assets and properties of the Issuer and the other Obligors.

Article III.    1.5 Lien Agent, on behalf of itself and the other 1.5 Lien Creditors, and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, enter into this Intercreditor Agreement to (i) confirm the relative priorities of the Liens (as defined herein) of 1.5 Lien Agent, on behalf of itself and the other 1.5 Lien Creditors, and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, in the assets and properties of Issuer and the other Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

In consideration of the mutual benefits accruing to 1.5 Lien Agent, the other 1.5 Lien Creditors, Second Lien Agent and the other Second Lien Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.	“1.5 Lien Agent” shall mean U.S. Bank Trust Company, National Association, in its capacity as collateral agent for itself and the other 1.5 Lien Creditors under the 1.5 Lien Indenture, and its successors and assigns.

2.	“1.5 Lien Creditors” shall mean, collectively, the 1.5 Lien Notes Secured Parties and the applicable Pari Passu Indebtedness Secured Parties, if any.

3.	“1.5 Lien Default” shall mean an Event of Default under the 1.5 Lien Documents or any applicable Pari Passu Payment Lien Document or a “Default” or similar term, as such term is defined in the 1.5 Lien Indenture Documents or any applicable Pari Passu Payment Lien Document.

4.	“1.5 Lien Documents” shall mean, collectively, the1.5 Lien Indenture Documents and the applicable Pari Passu Payment Lien Documents, if any.

5.	“1.5 Lien Obligations” shall mean, collectively, the 1.5 Lien Indenture Obligations and the applicable Pari Passu Payment Lien Obligations, if any.

6.	“1.5 Lien Indenture” shall mean the Indenture, dated as of May 15, 2023, among the Issuer, the other Obligors named therein, 1.5 Lien Agent and 1.5 Lien Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement.

7.	“1.5 Lien Indenture Documents” shall mean the 1.5 Lien Indenture, the 1.5 Lien Notes and all agreements, documents, collateral documents, guaranties and instruments at any time executed and/or delivered by the Issuer or any other Obligor with, to or in favor of the 1.5 Lien Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

8.	“1.5 Lien Indenture Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or any other Obligor to the 1.5 Lien Notes Secured Parties evidenced by or arising under the 1.5 Lien Indenture Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including, without limitation, principal, interest, premium, if any, charges, fees, costs, indemnities and expenses (including, without limitation, attorneys’ and consultant fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the 1.5 Lien Indenture Documents or after the commencement of any Insolvency Proceeding with respect to the Issuer or any other Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

9.	“1.5 Lien Noteholders” shall mean holders of the 1.5 Lien Notes at any time and from time to time and their respective successors and assigns (including any other creditor or group of creditors that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the 1.5 Lien Obligations under the 1.5 Lien Indenture Documents at any time from time to time (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise)).

10.	“1.5 Lien Notes” shall mean the Issuer’s 7.500% Senior 1.5 Lien Secured Notes due 2028, issued pursuant to the 1.5 Lien Indenture, as the same may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

11.	“1.5 Lien Notes Guarantees” shall mean, collectively, the guarantees of the Obligors (other than the Issuer) under the 1.5 Lien Notes and the 1.5 Lien Indenture.

12.	“1.5 Lien Notes Secured Parties” shall mean, collectively, 1.5 Lien Agent, 1.5 Lien Trustee and the holders of the 1.5 Lien Notes, and their successors and assigns.

13.	“1.5 Lien Trustee” shall mean U.S. Bank Trust Company, National Association, in its capacity as Trustee under the 1.5 Lien Indenture and its successors and assigns including each other Person acting in a similar capacity under any 1.5 Lien Indenture.

14.	“Agreements” shall mean, collectively, the 1.5 Lien Documents and the Second Lien Documents.

15.	“Bankruptcy Law” means any of the U.S. Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable bankruptcy, insolvency, winding-up, dissolution, restructuring, receivership, arrangement, liquidation, reorganization or similar law of any jurisdiction providing relief from or otherwise affecting the rights of creditors.

16.	“Collateral” shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, whether now owned or hereafter acquired, of Issuer or any other Obligor in which a security interest is granted (or purported to be granted) under any of the Agreements.

17.	“Creditors” shall mean, collectively, 1.5 Lien Agent, 1.5 Lien Trustee, the other 1.5 Lien Creditors, Second Lien Agent, Second Lien Trustee and the other Second Lien Creditors, and their respective successors and assigns, being sometimes referred to herein individually as a “Creditor.”

18.	“Enforcement Action” shall mean the exercise of any rights and remedies in respect of Collateral securing the 1.5 Lien Obligations or the Second Lien Obligations by the applicable Creditor or Creditors including, without limitation, (a) any action by any Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Creditor to take possession of, sell or otherwise realize (judicially or nonjudicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Creditor of any legal proceedings against Issuer or any other Obligor or with respect to any Collateral to facilitate the actions described in clauses (a) and (b) above.

19.	“Event of Default” shall mean an “Event of Default” or similar term, as such term is defined in the 1.5 Lien Indenture, the Second Lien Indenture, or any Pari Passu Payment Lien Document, so long as any such Agreement is in effect.

20.	“First Lien / Junior Lien Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the date hereof, by and among Alter Domus (US) LLC, as collateral agent under the First Lien Credit Agreement (as defined therein), the 1.5 Lien Agent and Second Lien Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

21.	“Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect (including any Bankruptcy Laws), or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of with respect to any Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, (b) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any law.

22.	“Issuer” shall mean CURO Group Holdings Corp., a Delaware corporation, and its successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on its behalf or on behalf of any of its successors or assigns.

23.	“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

24.	“Obligors” shall mean, individually and collectively, any Person liable on or in respect of the Second Lien Obligations or 1.5 Lien Obligations, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

25.	“Official Body” shall mean any national, Federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

26.	“Order of Payment” shall mean, in connection with (i) the application, payment or distribution of proceeds of any Collateral or any proceeds of any Collateral pursuant to any Enforcement Action or otherwise following the occurrence and during the pendency of an Event of Default, (ii) any distribution of or in respect of any Collateral or on account of any claim secured by any Collateral (whether or not expressly characterized as such) upon or in any Insolvency Proceeding with respect to Issuer or any other Obligor, or (iii) any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of Issuer or any other Obligor, the following order for such application: (i) first, subject to the First Lien/ Junior Lien Intercreditor Agreement and any other appliable Agreement, ratably to pay all 1.5 Lien Obligations in such order as specified in the relevant 1.5 Lien Documents until all 1.5 Lien Obligations have been paid in full in cash (including on account of interest accrued after the commencement of an Insolvency Proceeding, whether or not allowed in such proceeding; (ii) second, subject to the First Lien/ Junior Lien Intercreditor Agreement and any other appliable Agreement, ratably to pay any Second Lien Obligations in such order as specified in the relevant Agreements, until paid in full and (ii) third, to the Obligors or any other creditor thereof, as their interests may appear.

27.	“Pari Passu Indebtedness” shall mean any indebtedness (1) that is permitted to be incurred and secured by all or a portion of the Collateral under each of the Agreements and (2) that is permitted under each of the Agreements to be secured on a pari passu basis with the 1.5 Lien Obligations or the Second Lien Obligations; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an officers’ certificate delivered to 1.5 Lien Agent and Second Lien Agent and (ii) the Issuer and an authorized representative of the holders of such Indebtedness shall have executed and delivered a Supplement. For the avoidance of doubt, Pari Passu Indebtedness shall constitute one, but only one of, 1.5 Lien Obligations or Second Lien Obligations hereunder, as set forth in the applicable Supplement.

28.	“Pari Passu Indebtedness Secured Parties” shall mean, collectively, the agent, the trustee or other representative, if any (and their respective successors and assigns), and the holders of Pari Passu Indebtedness identified in a Supplement.

29.	“Pari Passu Payment Lien Documents” shall mean any loan agreement, indenture or other instrument that evidences or governs any Pari Passu Indebtedness.

30.	“Pari Passu Payment Lien Obligations” shall mean all obligations (including interest that accrues after the commencement of an insolvency or bankruptcy case, regardless of whether such interest is an allowed claim under such case) outstanding under the Pari Passu Payment Lien Documents.

31.	“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

32.	“Second Lien Agent” shall mean TMI Trust Company, in its capacity as collateral agent for itself and the other Second Lien Creditors under the Second Lien Indenture, and its successors and assigns.

33.	“Second Lien Creditors” shall mean, collectively, the Second Lien Notes Secured Parties and the applicable Pari Passu Indebtedness Secured Parties, if any.

34.	“Second Lien Default” shall mean an Event of Default under the Second Lien Documents or any applicable Pari Passu Payment Lien Document or a “Default” or similar term, as such term is defined in the Second Lien Indenture Documents or any applicable Pari Passu Payment Lien Document.

35.	“Second Lien Documents” shall mean, collectively, the Second Lien Indenture Documents and the applicable Pari Passu Payment Lien Documents, if any.

36.	“Second Lien Indenture” shall mean the Indenture, dated as of July 30, 2021, among the Issuer, the other Obligors named therein, Second Lien Agent and Second Lien Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement.

37.	“Second Lien Indenture Documents” shall mean the Second Lien Indenture, the Second Lien Notes, this Agreement, the Junior Intercreditor Agreement and all agreements, documents, collateral documents, guaranties and instruments at any time executed and/or delivered by the Issuer or any other Obligor with, to or in favor of the Second Lien Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

38.	“Second Lien Indenture Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or any other Obligor to the Second Lien Notes Secured Parties evidenced by or arising under the Second Lien Indenture Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including, without limitation, principal, interest, premium, if any, charges, fees, costs, indemnities and expenses (including, without limitation, attorneys’ and consultant fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Indenture Documents or after the commencement of any Insolvency Proceeding with respect to the Issuer or any other Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

39.	“Second Lien Noteholders” shall mean holders of the Second Lien Notes at any time and from time to time and their respective successors and assigns (including any other creditor or group of creditors that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Second Lien Obligations under the Second Lien Indenture Documents at any time from time to time (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise)).

40.	“Second Lien Notes” shall mean the Issuer’s 7.500% Senior Secured Notes due 2028, issued pursuant to the Second Lien Indenture, as the same may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

41.	“Second Lien Notes Guarantees” shall mean, collectively, the guarantees of the Obligors (other than the Issuer) under the Second Lien Notes and the Second Lien Indenture.

42.	“Second Lien Notes Secured Parties” shall mean, collectively, Second Lien Agent, Second Lien Trustee and the holders of the Second Lien Notes, and their successors and assigns.

43.	“Second Lien Obligations” shall mean, collectively, the Second Lien Indenture Obligations and the applicable Pari Passu Payment Lien Obligations, if any.

44.	“Second Lien Trustee” shall mean TMI Trust Company, in its capacity as Trustee under the Second Lien Indenture and its successors and assigns including each other Person acting in a similar capacity under any Second Lien Indenture.

45.	“Standstill Period” shall have the meaning specified in Section 2.10 hereof.

46.	“Supplement” shall have the meaning specified in Section 4.6 hereof.

47.	“UCC” shall mean the Uniform Commercial Code, as amended and in effect in any applicable jurisdiction.

48.	“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, any successor statute.

49.	All terms defined in the UCC as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.	PAYMENTS; SECURITY INTERESTS; PRIORITIES; REMEDIES

1.	1.5 Lien Agent and the other 1.5 Lien Creditors hereby acknowledge that Second Lien Agent, for its own benefit and for the benefit of the other Second Lien Creditors has been granted Liens upon all of the Collateral pursuant to the Second Lien Documents to secure the Second Lien Obligations. Second Lien Agent on behalf of itself and the other Second Lien Creditors hereby acknowledges that 1.5 Lien Agent, for the benefit of the 1.5 Lien Creditors, has been granted Liens upon all of the Collateral pursuant to the 1.5 Lien Documents to secure the 1.5 Lien Obligations.

2.	(a) Notwithstanding the date, order or time of attachment, or the date, order, time or manner of perfection, or the date, order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements and notwithstanding any provision of the UCC or any other applicable law or any other circumstance whatsoever (including any non-perfection or non-validity or unenforceability of any Lien purporting to secure the 1.5 Lien Obligations or the Second Lien Obligations), any Lien securing 1.5 Lien Obligations now or hereafter held by or on behalf 1.5 Lien Agent or the other 1.5 Lien Creditors or any agent or trustee therefore, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, will have priority over and be senior in all respects to the Liens securing the Second Lien Obligations (and the Liens securing the Second Lien Obligations will be junior and subordinate to the Liens securing the 1.5 Lien Obligations). All Liens on the Collateral securing any 1.5 Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Lien securing any 1.5 Lien Obligations are subordinated to any Lien securing any other obligation of any Obligor or any other Person. The parties hereto acknowledge and agree that it is their intent that the 1.5 Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second Lien Obligations (and the security therefor).

1.	Each of 1.5 Lien Agent, for itself and on behalf of the other 1.5 Lien Creditors, and Second Lien Agent, for itself and on behalf of the applicable Second Lien Creditors, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Lien in the Collateral of 1.5 Lien Agent or Second Lien Agent, as the case may be; provided that nothing in this Intercreditor Agreement shall be construed to prevent or impair the rights of 1.5 Lien Agent or any other 1.5 Lien Creditor to enforce this Intercreditor Agreement.

2.	The parties hereto agree that, so long as the 1.5 Lien Obligations have not been paid in full in cash, none of Issuer nor any other Obligor shall, nor shall any such Person permit any of its subsidiaries to, (i) unless waived in writing by 1.5 Lien Agent, grant or permit any additional Liens on any asset to secure the Second Lien Obligations (or any of them) unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the 1.5 Lien Obligations or (ii) unless waived in writing by Second Lien Agent or otherwise permitted by the Second Lien Indenture, as applicable, grant or permit any additional Liens on any asset to secure any 1.5 Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Intercreditor Agreement. To the extent that the provisions of this paragraph (c) are not complied with for any reason, without limiting any other right or remedy available to 1.5 Lien Agent or the other 1.5 Lien Creditors, Second Lien Agent agrees, for itself and on behalf of the Second Lien Creditors, that any amounts received by or distributed to any Second Lien Creditors pursuant to or as a result of any Lien granted in contravention of this Section 2.2(c) shall be subject to Section 2.4 hereof.

3.	The parties hereto acknowledge and agree that it is their intention that there is no Collateral securing the Second Lien Obligations that does not also secure the 1.5 Lien Obligations. In furtherance of the foregoing, the parties hereto agree:

1.	to cooperate in good faith in order to determine, upon any reasonable request by 1.5 Lien Agent, the specific assets included in the Collateral, the steps required to be taken to perfect the Liens of Second Lien Agent thereon and the identity of the parties obligated under the Second Lien Documents in respect of the Second Lien Obligations;

2.	that, except to the extent otherwise agreed to by 1.5 Lien Agent, the documents, agreements and instruments creating or evidencing the Collateral securing the Second Lien Obligations and the Liens of Second Lien Agent shall be in all respects in the same form as the documents, agreements and instruments creating or evidencing the Collateral securing the 1.5 Lien Obligations and the Liens of 1.5 Lien Agent, other than with respect to the first priority and junior priority nature of the Liens created or evidenced thereunder, the identity of the secured parties that are parties thereto or secured thereby and other matters contemplated by this Intercreditor Agreement; and

3.	that the Second Lien Agent will not obtain “control” (as defined in the UCC in effect in the State of New York) of any deposit account or securities account maintained by Issuer or any other Obligor (other than a deposit account maintained with 1.5 Lien Agent) or file any UCC financing statement against Issuer or any other Obligor after the date hereof without giving 1.5 Lien Agent prior written notice of its intention to do so. For the avoidance of doubt, this Section 2.2(d) shall not require the creation of a security interest in favor of the Second Lien Agent or Second Lien Creditors in any assets expressly designated as “Excluded Assets” or a similar term under the Second Lien Documents.

3.	The priorities of the Liens provided in Section 2.2 hereof shall not be altered or otherwise affected by (a) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the 1.5 Lien Obligations or the Second Lien Obligations, nor (b) any action or inaction which any of the Creditors may take or fail to take in respect of the Collateral.

4.	Prior to the payment in full in cash of the 1.5 Lien Obligations, (i) all Collateral and all proceeds of the Collateral realized pursuant to any Enforcement Action by any Person or otherwise distributed or paid by any Obligor to any Creditor following the occurrence and during the pendency of an Event of Default, (ii) any distribution of or in respect of any Collateral or on account of any claim secured by any Collateral (whether or not expressly characterized as such) upon or in any Insolvency Proceeding with respect to Issuer or any other Obligor, and (iii) any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of Issuer or any other Obligor, shall be payable to 1.5 Lien Agent on behalf of the 1.5 Lien Creditors and, to the extent received by Second Lien Agent or any of the other Second Lien Creditors, shall be segregated from the other funds and property of Second Lien Agent or such Second Lien Creditor, as the case may be, and received and held in trust by Second Lien Agent or such Second Lien Creditor, as the case may be, as trustee, and shall be forthwith paid over, in the funds and currency received, to 1.5 Lien Agent for application to the 1.5 Lien Obligations. For the avoidance of doubt, the foregoing turnover provision shall apply to all Collateral and all proceeds of Collateral (including all cash removed from any Obligor’s premises or accounts) received by or on behalf of Second Lien Agent or any other Second Lien Creditor in connection with any Enforcement Action taken by Second Lien Agent or any other Second Lien Creditor following the expiration of the Standstill Period notwithstanding anything to the contrary in Section 2.10 hereof. All proceeds of the Collateral received by 1.5 Lien Agent or the other 1.5 Lien Creditors after the 1.5 Lien Obligations have been paid in full in cash shall be forthwith paid over, in the funds and currency received, to Second Lien Agent for application to the Second Lien Obligations (unless otherwise required by law).

5.	The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on any Creditor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or governmental authority or any applicable law.

6.	In the event that 1.5 Lien Agent, the other 1.5 Lien Creditors, Second Lien Agent or the other Second Lien Creditors shall, in the exercise of their rights under their Agreements or otherwise, receive possession or control of any books and records of Issuer or any other Obligor which contain information identifying or pertaining to any Collateral in which 1.5 Lien Agent, the other 1.5 Creditors, Second Lien Agent or the other Second Lien Creditors (as the case may be) has been granted a Lien, such Person shall notify such other Person that they have received such books and records and shall, as promptly as practicable thereafter, make available to such other Person (at the expense of Issuer and the other Obligors) such books and records for inspection and duplication.

7.	Subject to the terms and conditions set forth in this Intercreditor Agreement and, to the extent outstanding and in effect, the First Lien / Junior Lien Intercreditor Agreement, 1.5 Lien Agent and the other 1.5 Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the 1.5 Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral and to appoint an agent in connection with the foregoing, and to incur expenses in connection with such sale, lease or other disposition and to exercise all of the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction or other applicable law (including, without limitation, any Bankruptcy Law). In exercising rights and remedies with respect to the Collateral, 1.5 Lien Agent and the other 1.5 Lien Creditors may enforce the provisions of the 1.5 Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their discretion. In furtherance of the foregoing, Second Lien Agent, for itself and on behalf of the Second Lien Creditors, agrees that, subject to the terms and conditions of this Intercreditor Agreement (including, without limitation, Section 2.10 hereof), neither Second Lien Agent nor any other Second Lien Creditor will (i) enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Collateral (including, without limitation, the exercise of any right of set-off or under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which Second Lien Agent or any Second Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding), (ii) contest, protest or object to any foreclosure action or proceeding brought by 1.5 Lien Agent or any other enforcement or exercise by any 1.5 Lien Creditor of any rights or remedies relating to the Collateral so long as Liens of the Second Lien Creditors attach to the proceeds thereof, subject to the relative priorities provided for in this Intercreditor Agreement, or (iii) object to the forbearance by any 1.5 Lien Creditor from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies. In connection with taking any Enforcement Action against the Collateral (including without limitation any public or private sale under the UCC), 1.5 Lien Agent shall give Second Lien Agent such reasonable notice of such sale as may be required under the applicable UCC; provided, however, that, subject to Section 3.5 hereof, 10 days’ notice shall be deemed in all respects to be commercially reasonable notice.

8.	Notwithstanding anything to the contrary contained in any of the Agreements, but subject to Section 2.9 below and Section 2.10 below and, to the extent outstanding and in effect, the First Lien / Junior Lien Intercreditor Agreement, prior to the time when 1.5 Lien Agent and the other 1.5 Lien Creditors shall have received payment in full of all 1.5 Lien Obligations in cash, whether or not an Insolvency Proceeding has been commenced by or against Issuer or any other Obligor, during the continuance of an Event of Default, the Second Lien Creditors shall not have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of, or otherwise deal with, the Collateral or to take and continue any Enforcement Action with respect to the Collateral.

9.	(a) Prior to the existence of an Event of Default, upon any release, sale or disposition of Collateral permitted pursuant to the terms of the 1.5 Lien Documents and the Second Lien Documents that results in the release of the Lien of 1.5 Lien Agent and the other 1.5 Lien Creditors in any Collateral, the Liens of Second Lien Agent and the other Second Lien Creditors shall be automatically and unconditionally released with no further consent or action of any Person. Second Lien Agent shall, at the expense of the Obligors, promptly execute and deliver such release documents as 1.5 Lien Agent may upon written request reasonably require in connection with any such release, sale or disposition of Collateral.

1.	Second Lien Agent shall, at any time during the continuance of an Event of Default, at the expense of the Obligors:

1.	upon the written request of 1.5 Lien Agent with respect to the Collateral identified in such request as set forth below (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), subject to clause (ii) below, release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by 1.5 Lien Agent or its agents;

2.	deliver such release documents as 1.5 Lien Agent may reasonably require in connection therewith; provided, that,

1.	1.5 Lien Agent shall promptly apply any such proceeds as specified in the Order of Payment until the 1.5 Lien Obligations have been paid in full in cash,

2.	if any such sale or disposition results in a surplus after application of the proceeds in the Order of Payment to the 1.5 Lien Obligations, such surplus shall be paid to Second Lien Agent for the prompt application to the Second Lien Obligations until the Second Lien Obligations have been paid in full in cash;

3.	if the closing of the sale or disposition of such Collateral is not consummated, 1.5 Lien Agent shall promptly return all release documents to Second Lien Agent for the benefit of the Second Lien Creditors.

2.	Second Lien Agent and the other Second Lien Creditors shall be deemed, in all cases, to have consented under the Agreements to such sale or other disposition of Collateral described in Sections 2.9(a) and (b) above. In furtherance of the foregoing, Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, hereby irrevocably constitutes and appoints 1.5 Lien Agent and any officer or agent of 1.5 Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Agent or such other Second Lien Creditor or in 1.5 Lien Agent’s own name, from time to time in 1.5 Lien Agent’s discretion, for the purpose of carrying out the terms of this clause (c) and clauses (b)(i) and (ii) above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such clauses, including any endorsements or other instruments of transfer or release.

10.	Except as specifically provided in Section 2.11 below and subject to the First Lien / Junior Lien Intercreditor Agreement, to the extent outstanding and in effect, notwithstanding any rights or remedies available to Second Lien Agent or the other Second Lien Creditors under any of the Second Lien Documents, applicable law or otherwise, prior to the time that 1.5 Lien Agent and the 1.5 Lien Creditors shall have received the payment in full of all 1.5 Lien Obligations in cash, neither Second Lien Agent nor any of the other Second Lien Creditors shall, directly or indirectly, take any Enforcement Action with respect to any of the Collateral; provided, however, commencing on the 151st day after receipt by 1.5 Lien Agent of Second Lien Agent’s written declaration of a Second Lien Default which constitutes an “Event of Default” and written demand by Second Lien Agent to Issuer for the accelerated payment of all Second Lien Obligations (the “Standstill Period”; provided, the Standstill Period shall be tolled during any period during which 1.5 Lien Agent is stayed from pursuing Enforcement Actions against the Collateral, whether because Issuer or any other Obligor is subject to an Insolvency Proceeding or otherwise), Second Lien Agent or the other Second Lien Creditors may take action to enforce their Liens on the Collateral, but only so long as 1.5 Lien Agent and/or the 1.5 Lien Creditors are not pursuing in a commercially reasonable manner the exercise of their enforcement rights or remedies against all or a material portion of the Collateral (including, without limitation, commencement of any action to foreclose its Liens on all or any material portion of the Collateral, notification of account debtors to make payments to 1.5 Lien Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral) and with any determination of which Collateral to proceed against, and in what order, to be made by 1.5 Lien Agent or such 1.5 Lien Creditors in their reasonable judgment); provided further that (x) any Collateral or any proceeds of Collateral received by Second Lien Agent or such other Second Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with the Order of Payment and (y) 1.5 Lien Agent or any other 1.5 Lien Creditors may at any time take over such enforcement proceedings from Second Lien Agent or the other Second Lien Creditors so long as 1.5 Lien Agent or such 1.5 Lien Creditors, as the case may be, pursue enforcement proceedings with respect to all or a material portion of the Collateral in a commercially reasonable manner, with any determination of which Collateral to proceed against, and in what order, to be made by 1.5 Lien Agent or such 1.5 Lien Creditors in their reasonable judgment, and provided further that Second Lien Agent or the other Second Lien Creditors, as the case may be, shall only be able to recoup any expenses incurred by them in accordance with the priorities set forth in the Order of Payment. In any sale or other disposition of any of the Collateral by Second Lien Agent and/or the other Second Lien Creditors, Second Lien Agent and/or the other Second Lien Creditors shall conduct such sale or disposition in a commercially reasonable manner. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

11.	Section 2.10 above shall not be construed to in any way limit or impair the right of: (a) any 1.5 Lien Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (b) any Second Lien Creditor to cash bid for or purchase for cash Collateral, in an amount sufficient to pay the 1.5 Lien Obligations in full, at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (c) [reserved], and (d) the Second Lien Creditors’ right to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all 1.5 Lien Obligations.

12.	If the 1.5 Lien Creditors should honor a request by Issuer for a loan, advance or other financial accommodation under the 1.5 Lien Documents, whether or not the 1.5 Lien Creditors have knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under the Second Lien Documents, in no event shall 1.5 Lien Agent or the other 1.5 Lien Creditors have any liability to Second Lien Agent or the other Second Lien Creditors as a result of such breach, and without limiting the generality of the foregoing, Second Lien Agent and the other Second Lien Creditors agree that neither 1.5 Lien Agent nor the 1.5 Lien Creditors shall have any liability for tortious interference with contractual relations or for inducement by 1.5 Lien Agent or the other 1.5 Lien Creditors of Issuer to breach of contract or otherwise.

13.	(a) Subject to the First Lien/ Junior Lien Intercreditor Agreement, to the extent outstanding and in effect, unless and until the 1.5 Lien Obligations have been satisfied in full, in cash, 1.5 Lien Agent and the other 1.5 Lien Creditors shall have the sole and exclusive right as among the Creditors, subject to the rights of the Obligors under the 1.5 Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Subject to the First Lien/ Junior Lien Intercreditor Agreement, to the extent outstanding and in effect, unless and until the 1.5 Lien Obligations have been satisfied in full, and subject to the rights of the Obligors under the 1.5 Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to 1.5 Lien Agent for the benefit of the 1.5 Lien Creditors pursuant to the terms of the 1.5 Lien Documents.

14.

1.	Second Lien Agent and the other Second Lien Creditors shall not agree to, without the written consent of 1.5 Lien Agent:

1.	make any amendment of the Second Lien Documents that would shorten the due dates of any principal or interest payments of the Second Lien Obligations;

2.	increase the interest rate under the Second Lien Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate or interest paid-in-kind); or

3.	add to the Collateral securing the Second Lien Obligations except as permitted by this Intercreditor Agreement.

15.	Each Creditor shall give to the other Creditors concurrently with the giving thereof to Issuer (i) a copy of any written notice by such Creditor of an Event of Default under its respective Agreements with Issuer, or written notice of demand of payment from Issuer and (ii) a copy of any written notice sent by such Creditor to Issuer at any time a default under such Creditor’s Agreements with Issuer exists stating such Creditor’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or nonjudicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Creditor’s respective Liens as provided herein or the validity or effectiveness of any such notice as against Issuer or any other Obligor.

16.	In the event that any Second Lien Default shall have occurred solely as a result of a 1.5 Lien Default, and if such 1.5 Lien Default shall have been cured by Issuer or any other Obligor or waived by 1.5 Lien Agent or the other 1.5 Lien Creditors (as applicable), then (i) such Second Lien Default shall be deemed to be automatically cured by Issuer or such other Obligor or waived by Second Lien Agent and the other Second Lien Creditors, as the case may be, and (ii) and any period under Section 2.10 hereof commenced and then existence shall terminate for all purposes hereunder and Second Lien Agent and the other Second Lien Creditors shall cease any remedial actions commenced and then continuing in connection with such Second Lien Default.

3.	SECOND LIEN CREDITOR PURCHASE OPTION

1.	Following the occurrence of (i) written notice by 1.5 Lien Agent or the other 1.5 Lien Creditors of their intent to accelerate the payment of the 1.5 Lien Obligations or to commence any Enforcement Action with respect to any Collateral (or acceleration or the actual commencement of any such Enforcement Action), (ii) the commencement of any Insolvency Proceeding, or (iii) a payment default under the 1.5 Lien Documents which has not been cured or waived by the applicable creditors within 30 days after the occurrence thereof, any Second Lien Creditor shall have the option at any time within 90 days after such occurrence upon five (5) business days’ prior written notice from Second Lien Agent (on behalf of any such Second Lien Creditors) to 1.5 Lien Agent to purchase all (but not less than all) of the 1.5 Lien Obligations from the 1.5 Lien Creditors. Such notice from Second Lien Agent (on behalf of any such Second Lien Creditors) to 1.5 Lien Agent shall be irrevocable. In order to effectuate the foregoing, 1.5 Lien Agent shall estimate, upon the written request of Second Lien Creditors upon the exercise of such election, the amount in cash that would be necessary to so purchase such 1.5 Lien Obligations (assuming the date of the purchase is the date the election was made). The 1.5 Lien Obligations shall be purchased among the Second Lien Creditors (other than Second Lien Trustee and Second Lien Agent) giving notice to Second Lien Agent of their intent (which notice shall be irrevocable) to exercise the purchase option hereunder based on the amounts specified therein.

2.	On the date specified by Second Lien Creditors in such notice (which shall not be less than five (5) business days, nor more than thirty (30) days, after the receipt by 1.5 Lien Agent of the notice from Second Lien Agent of certain Second Lien Creditors election to exercise such option), the 1.5 Lien Creditors shall sell to such Second Lien Creditors electing to purchase, and the Second Lien Creditors electing to purchase shall purchase from the 1.5 Lien Creditors, the 1.5 Lien Obligations all in accordance with the terms and conditions to be agreed upon directly among 1.5 Lien Agent and such Second Lien Creditors that have elected to purchase the 1.5 Lien Obligations. The 1.5 Lien Creditors hereby represent and warrant that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

3.	Upon the date of such purchase and sale, the Second Lien Creditors exercising the purchase option in this Section 3 shall pay to the 1.5 Lien Creditors as the purchase price therefor the full amount of all the 1.5 Lien Obligations then outstanding and unpaid (including principal, premium (prepayment or otherwise, it being understood that any prepayment or acceleration-related premium, shall be deemed to have matured and become due and payable upon the exercise by the Second Lien Creditors of their rights under this Section 3 as if the payment of the 1.5 Lien Obligations had been accelerated whether or not they actually have been accelerated), interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any early termination fee payable pursuant to the 1.5 Lien Indenture, which amount may be different from the estimate calculated in Section 3.1 above). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of 1.5 Lien Agent (on behalf of the 1.5 Lien Creditors) as 1.5 Lien Agent may designate in writing to such Second Lien Creditors for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by such Second Lien Creditors to the bank account designated by 1.5 Lien Agent are received in such bank account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such business day if the amounts so paid by such Second Lien Creditors to the bank account designated by 1.5 Lien Agent are received in such bank account later than 12:00 Noon, New York City time.

4.	Such purchase shall be expressly made without representation or warranty of any kind by the 1.5 Lien Creditors as to the 1.5 Lien Obligations or otherwise and without recourse to the 1.5 Lien Creditors, except that the 1.5 Lien Creditors shall represent and warrant: (i) the amount of the 1.5 Lien Obligations being purchased, (ii) that the 1.5 Lien Creditors own the 1.5 Lien Obligations free and clear of any Liens or encumbrances and (iii) the 1.5 Lien Creditors have the right to assign the 1.5 Lien Obligations and the assignment is duly authorized. All purchase or assignment documentation in connection with the exercise of the Second Lien Creditors rights under this Section 3 shall be in form and substance reasonably satisfactory to 1.5 Lien Agent.

5.	In the event that any one or more of the Second Lien Creditors exercises the purchase option set forth in this Section 3, 1.5 Lien Agent shall take such action with respect to the Collateral (including in an Insolvency Proceeding) as may be reasonably requested in good faith and in writing by such Second Lien Creditors until the closing of such purchase. Notwithstanding anything to the contrary provided herein, the 1.5 Lien Creditors may take any Enforcement Actions they deem reasonable unless and until the Second Lien Creditors have notified 1.5 Lien Agent of their irrevocable option to purchase the 1.5 Lien Obligations.

4.	MISCELLANEOUS

1.	Representations.

1.	Second Lien Agent on behalf of itself and each other Second Lien Creditor represents and warrants to 1.5 Lien Agent and the other 1.5 Lien Creditors that the execution, delivery and performance of this Intercreditor Agreement by Second Lien Agent on behalf of the Second Lien Creditors are within the powers of Second Lien Agent and have been duly authorized by Second Lien Agent pursuant to the terms of the Second Lien Documents.

2.	1.5 Lien Agent on behalf of itself and each other 1.5 Lien Creditor represents and warrants to Second Lien Agent and the other Second Lien Creditors that the execution, delivery and performance of this Intercreditor Agreement by 1.5 Lien Agent on behalf of the 1.5 Lien Creditors are within the powers of 1.5 Lien Agent and have been duly authorized by 1.5 Lien Agent pursuant to the terms of the 1.5 Lien Indenture.

3.	Second Lien Agent and 1.5 Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other 1.5 Lien Document or any other Second Lien Document. Except as otherwise provided in this Intercreditor Agreement 1.5 Lien Agent will be entitled to manage and supervise its extensions of credit to any Obligor in accordance with law and their usual practices, modified from time to time as it deems appropriate.

2.	Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by 1.5 Lien Agent and Second Lien Agent. Without limitation of the foregoing, the parties agree to make reasonable modifications to this Agreement in connection with and further to the accession of any representative of any Pari Passu Indebtedness to this Agreement as contemplated by Section 4.6.

3.	Successors and Assigns.

1.	This Intercreditor Agreement is a continuing agreement and shall (i) remain in full force and effect until the earlier of (A) repayment in full in cash of all 1.5 Lien Obligations or (B) the repayment in full of all Second Lien Obligations, (ii) be binding upon the parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Creditor may assign or otherwise transfer all or any portion of the 1.5 Lien Obligations or the Second Lien Obligations, as applicable, to any other Person in the manner contemplated in the 1.5 Lien Documents and the Second Lien Documents, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to such person herein or otherwise (including, for the avoidance of doubt, pursuant to the First Lien / Junior Lien Intercreditor Agreement, to the extent outstanding and in effect). In addition and without limiting the generality of the foregoing, if at any time in connection with or after the payment in full in cash of the 1.5 Lien Obligations, any of the Obligors enters into any credit facilities or other indebtedness (whether upon or after termination of the previous 1.5 Lien Obligations and whether with the original lenders, institutional investors or otherwise, including through the issuance of debt securities) secured by Liens permitted under the Agreements to rank senior in priority to the Liens securing the Second Lien Obligations on all or a portion of the Collateral, then (i) no such prior payment in full in cash of the 1.5 Lien Obligations shall be deemed to have occurred for all purposes of this Intercreditor Agreement, the 1.5 Lien Indenture and the Second Lien Documents and (ii) for all purposes of this Intercreditor Agreement, including for purposes of the Lien priority and rights in respect of the Collateral (or such portion thereof) set forth herein, the credit agreement or other principal document in respect of such new credit facilities or other indebtedness shall become and be deemed designated the “1.5 Lien Indenture”, (iii) the administrative agent, trustee or similar representative (or, if no such entity exists, the lender or investor) under such new 1.5 Lien Indenture shall become and be deemed designated the “1.5 Lien Agent”, (iv) the lenders and other creditors under such new 1.5 Lien Indenture shall become and be deemed designated the “1.5 Lien Creditors” and (v) the obligations under such new 1.5 Lien Indenture and the associated 1.5 Lien Documents shall automatically be treated as 1.5 Lien Obligations.

2.	To the extent provided in their respective Agreements, each of the Creditors reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the 1.5 Lien Obligations or the Second Lien Obligations, as the case may be; provided, that, no Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the 1.5 Lien Obligations or the Second Lien Obligations, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Creditor with which it is a participant.

3.	This Intercreditor Agreement is the Junior Intercreditor Agreement referred to in the 1.5 Lien Documents and the Intercreditor Agreement referred to in the Second Lien Documents. If the 1.5 Lien Documents or the Second Lien Documents are refinanced or replaced with another Person, both such other Person and the other existing parties shall execute and deliver an agreement containing terms substantially identical to those contained in this Intercreditor Agreement.

4.	Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against Issuer or any other Obligor under any Bankruptcy Law or in any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to Issuer or any other Obligor shall be deemed to apply to the trustee (or similar Person) for Issuer or any other Obligor and Issuer or any other Obligor as debtor-in-possession (or any other similar designation). The relative rights of the 1.5 Lien Creditors and the Second Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Issuer or any other Obligor as debtor-in-possession (or any other similar designation). Without limiting the generality of the foregoing, this Intercreditor Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

5.	Bankruptcy Financing and Other Matters.

1.	If Issuer or any other Obligor shall become subject to a case under the U.S. Bankruptcy Code or any other Bankruptcy Law and (whether as debtor(s)-in-possession or otherwise) move for approval of financing (a “DIP Financing”) to be provided by one or more lenders (the “DIP Lender”) under Section 364 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, or the use of cash collateral under Section 363 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, Second Lien Agent for itself and on behalf of the applicable Second Lien Creditors agrees that (i) it and they shall raise no objection to such DIP Financing or use of cash collateral (nor will Second Lien Agent or any Second Lien Creditor join with or support any third Person opposing, objecting to or contesting any such financing or use of cash collateral) unless 1.5 Lien Agent shall object to such relief. Further (i) neither Second Lien Agent nor any other Second Lien Creditor will request adequate protection or any other relief in connection therewith except as otherwise permitted below, and (ii) Second Lien Agent for itself and on behalf of the applicable Second Lien Creditors agrees that to the extent the Liens securing the 1.5 Lien Obligations are subordinated to or pari passu with the Liens securing any such DIP Financing, the Liens of Second Lien Agent and the other Second Lien Creditors on the Collateral shall be and shall be deemed to be subordinated to the Liens securing such DIP Financing (and all obligations relating thereto) without any further action on the part of any Person (provided Second Lien Agent shall confirm such priority in writing upon request of the Issuer or 1.5 Lien Agent), and the Liens securing the Second Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the 1.5 Lien Obligations as if such financing had not occurred, so long as Second Lien Agent and the other Second Lien Creditors retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) subject to such subordination and priority scheme.

2.	Second Lien Agent, for itself and on behalf of the Second Lien Creditors, agrees that, in the event of any Insolvency Proceeding, neither Second Lien Agent nor the other Second Lien Creditors will oppose or object to any sale or other disposition of any Collateral free and clear of the Liens securing the Second Lien Obligations or other claims under Section 363 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, if 1.5 Lien Agent , or a representative authorized by the 1.5 Lien Creditors, shall consent to such disposition; provided, however, that the proceeds of such disposition to be applied to the 1.5 Lien Obligations or the Second Lien Obligations are applied in accordance with the Order of Payment. Further to the foregoing, the Second Lien Creditors agree that they will be deemed to have consented, pursuant to Section 363(f)(2) of the Bankruptcy Code, to any sale supported by any of the 1.5 Lien Creditors, and no Second Lien Creditor shall raise any objection pursuant to Section 363(f)(3) of the Bankruptcy Code to any such sale.

3.	Second Lien Agent, for itself and on behalf of the Second Lien Creditors, agrees that no Second Lien Creditor shall contest, or support any other person in contesting, (i) any request by 1.5 Lien Agent or any other 1.5 Lien Creditor for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by 1.5 Lien Agent or any other 1.5 Lien Creditor to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence or anything in clause (a) above to the contrary, if, in connection with any DIP Financing or use of cash collateral, (A) any 1.5 Lien Creditor is granted adequate protection in the form of a Lien on additional collateral, Second Lien Agent may, for itself and on behalf of the Second Lien Creditors, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens of 1.5 Lien Agent and the 1.5 Lien Creditors and Liens of the DIP Lender on the same basis as the other Liens of Second Lien Agent and the other Second Lien Creditors are subordinated to the Liens of 1.5 Lien Agent and the 1.5 Lien Creditors under this Intercreditor Agreement, (B) any 1.5 Lien Creditor is granted adequate protection in the form of a 507(b) claim, Second Lien Agent may, for itself and on behalf of the other Second Lien Creditors, seek or request adequate protection in the form of a 507(b) claim that is junior in priority to the 1.5 Lien Creditors’ administrative claim on at least the same basis as the Liens of each Second Lien Agent and the other Second Lien Creditors are subordinated to the Liens of 1.5 Lien Agent and the 1.5 Lien Creditors under this Intercreditor Agreement, or (C) any Second Lien Creditor is granted adequate protection in the form of a Lien on additional collateral, 1.5 Lien Agent shall, for itself and on behalf of the other 1.5 Lien Creditors, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Lien of the Second Lien Creditors as security for the 1.5 Lien Obligations.

4.	Second Lien Agent, for itself and on behalf of the Second Lien Creditors, agrees that until the 1.5 Lien Obligations have been paid in full in cash, no Second Lien Creditor shall, without the prior written consent of 1.5 Lien Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Lien of such Second Lien Creditors.

5.	Second Lien Agent, for itself and on behalf of the other Second Creditors, agrees that no Second Lien Creditor shall oppose or seek to challenge any claim by 1.5 Lien Agent or any other 1.5 Lien Creditor for allowance in any Insolvency Proceeding of 1.5 Lien Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Intercreditor Agreement, this Intercreditor Agreement expressly is intended to include and does include the “rule of explicitness” in that this Intercreditor Agreement expressly entitles the 1.5 Lien Creditors, and is intended to provide the 1.5 Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Intercreditor Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of Issuer or any other Obligor under Section 502(b)(2) or Section 506(b) of the U.S. Bankruptcy Code or under any other provision of the U.S. Bankruptcy Code or the comparable provisions of other applicable Bankruptcy Law.

6.	Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, waives any claim any Second Lien Creditor may hereafter have against any 1.5 Lien Creditor arising out of (i) the election by any 1.5 Lien Creditor of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code or the comparable provisions of other applicable Bankruptcy Law, or (ii) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding so long as such action is otherwise permitted under this Intercreditor Agreement.

7.	Each of 1.5 Lien Agent, on behalf of the 1.5 Lien Creditors, and each Second Lien Agent, on behalf of the Second Lien Creditors, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding

8.	Nothing contained herein shall prohibit or in any way limit 1.5 Lien Agent or any 1.5 Lien Creditor from objecting on any basis in any Insolvency Proceeding or otherwise to any action taken by either Second Lien Agent or any other Second Lien Creditor, including the seeking by Second Lien Agent or any other Second Lien Creditor of adequate protection or the assertion by a Second Lien Agent or any other Second Lien Creditors of any of its rights and remedies under the Second Lien Documents or otherwise, except to the extent explicitly permitted hereunder.

9.	If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of 1.5 Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the 1.5 Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. The foregoing is without prejudice to the entitlements of the 1.5 Lien Creditors hereunder to payment in full, in cash of all 1.5 Lien Obligations from the proceeds of Collateral, or distributions on account of claims secured by the Collateral, prior to the application of any such proceeds or distributions to the Second Lien Obligations.

10.	If 1.5 Lien Agent or any 1.5 Lien Creditor is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Issuer or any other Obligor any amount previously received by it on account of 1.5 Lien Obligations (a “Recovery”), then the 1.5 Lien Obligations shall be reinstated to the extent of such Recovery and 1.5 Lien Agent and the 1.5 Lien Creditors shall be entitled to a reinstatement of 1.5 Lien Obligations with respect to all such recovered amounts. If this Intercreditor Agreement shall have been terminated prior to such Recovery, this Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by Second Lien Agent or any Second Lien Creditor on account of the Second Lien Obligations after the termination of this Intercreditor Agreement shall, in the event of a reinstatement of this Intercreditor Agreement pursuant to this clause (j), be held in trust for and paid over to 1.5 Lien Agent for the benefit of the 1.5 Lien Creditors, for application to the reinstated 1.5 Lien Obligations. This clause (j) shall survive termination of this Intercreditor Agreement.

6.	Pari Passu Payment Lien Obligations. As a condition to the Issuer or any other Obligor incurring any Pari Passu Indebtedness, a supplement to the Intercreditor Agreement substantially in the form of Annex A hereto (together with such modifications as the parties hereto may reasonably agree in order to effectuate the intent of this provision, a “Supplement”) pursuant to this Section 4.6, identifying the proposed Pari Passu Indebtedness, the agent or other representative, if any, and the lenders or holders providing such Pari Passu Indebtedness and the documents in connection with such Indebtedness, shall be executed and delivered to each of 1.5 Lien Agent and Second Lien Agent by the Obligors and an authorized representative of the lenders or holders of such proposed Pari Passu Indebtedness, pursuant to which such authorized representative shall agree to be bound by the terms and conditions of this Intercreditor Agreement.

7.	Bailee for Perfection. Each Creditor hereby appoints the other Creditor as agent for the purposes of perfecting the other Creditor’s Liens in and on any of the Collateral in the possession or under the control of such Creditor or its representatives, including, without limitation, Liens on Issuer’s and the other Obligors’ deposit accounts maintained by 1.5 Lien Agent and investment property and instruments in the possession or under the control of 1.5 Lien Agent; provided, that, the Creditor in the possession or control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Creditor hereby waives and releases the other Creditor from, all claims and liabilities arising pursuant to the possessing or controlling Creditor’s role as bailee with respect to the Collateral, so long as the possessing or controlling Creditor shall use the same degree of care with respect thereto as the possessing or controlling Creditor uses for similar property pledged to the possessing or controlling Creditor as collateral for indebtedness of others to the possessing or controlling Creditor. Prior to the date on which 1.5 Lien Agent and the other 1.5 Lien Creditors shall have received final payment in full in cash of all of the 1.5 Lien Obligations and the 1.5 Lien Documents have been terminated, any Collateral in the possession or under the control of Second Lien Agent or the Second Lien Creditor shall be forthwith delivered to 1.5 Lien Agent, except as otherwise may be required by applicable law or court order. After 1.5 Lien Agent and the other 1.5 Lien Creditors shall have received final payment in full in cash of all of the 1.5 Lien Obligations and the loan commitments under the 1.5 Lien Documents have been terminated, 1.5 Lien Agent shall deliver (i) the remainder of the Collateral, if any in their possession to Second Lien Agent, except as may otherwise be required by applicable law or court order and (ii) a written notice prepared by Second Lien Agent (at Issuer’s expense) to each landlord that has executed a landlord’s waiver and each bailee that has executed a bailee waiver stating that Second Lien Agent is entitled to exercise the rights and take the actions set forth in such landlord’s waiver or bailee waiver.

8.	Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To 1.5 Lien Agent or the other 1.5 Lien Creditors:

U.S. Bank Trust Company, National Association, as Trustee

100 Wall Street, Suite 600

New York, NY 1005

Attention: Administrator, CURO Group Holdings Corp.

With a copy (which shall not constitute notice) to:

Troutman Pepper

875 Third Avenue

New York, NY 10022

Email: adam.jachimowski@troutman.com

Attention: Adam Jachimowski

To Second Lien Agent or the other Second Lien Creditors:	TMI Trust Company, as Existing Trustee 5901 Peachtree Dunwoody Road, Suite C495 Atlanta, GA 30328 Attention: Debra Schachel, Vice President

Either of the above Creditors may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.8, but such change shall not be effective until notice of such change has been received by the other Creditor.

9.	Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

10.	Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

11.	Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH CREDITOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS INTERCREDITOR AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS INTERCREDITOR AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

12.	Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

13.	No Third Parties Benefited. Except as expressly provided in Sections 4.2 and 4.3 hereof and consents which are deemed to have been given under Section 2.9 hereof, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

14.	Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Issuer and the other Obligors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Second Lien Obligations or the 1.5 Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) Issuer’s or any other Obligors’ title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

15.	Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the satisfaction in full of all 1.5 Lien Obligations and Second Lien Obligations and the termination of the financing arrangements between 1.5 Lien Agent, the other 1.5 Lien Creditors, Second Lien Agent, the other Second Lien Creditors, Issuer and the other Obligors. Notwithstanding the foregoing if, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the 1.5 Lien Obligations previously made shall be rescinded for any reason whatsoever, then the 1.5 Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Intercreditor Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the 1.5 Lien Creditors and the Second Lien Creditors provided for herein.

16.	Lien Subordination. Except as otherwise provided in this Intercreditor Agreement, nothing in this Intercreditor Agreement shall prohibit the receipt by Second Lien Agent or any other Second Lien Creditor of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by Second Lien Agent or any other Second Lien Creditor of rights or remedies as a secured creditor or otherwise in contravention of this Intercreditor Agreement. In the event Second Lien Agent or any other Second Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing 1.5 Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such 1.5 Lien Obligations under this Intercreditor Agreement. Nothing in this Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies 1.5 Lien Agent or the other 1.5 Lien Creditors may have with respect to the Collateral.

17.	Legend. Each of 1.5 Lien Agent on behalf of the 1.5 Lien Creditors and Second Lien Agent on behalf of the Second Lien Creditors agrees that each 1.5 Lien Document and each Second Lien Document, as applicable, constituting a collateral or security document, shall include the following language (or language to similar effect approved by 1.5 Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement dated as of May 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among U.S. Bank Trust Company, National Association, in its capacity as collateral agent for, and acting on behalf of, itself and the other 1.5 Lien Creditors identified therein and TMI Trust Company, in its capacity as collateral agent for, and acting on behalf of, itself and the other Second Lien Creditors identified therein, at any time that the Intercreditor Agreement is in effect. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect.”

18.	Certain Rights. Notwithstanding anything to the contrary contained herein, the Second Lien Creditors may,

1.	file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Obligor;

2.	take any action (not adverse to the priority status of the Liens on the Collateral securing the 1.5 Lien Obligations, or the rights of any 1.5 Lien Creditor to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

3.	file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Creditors, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

4.	vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Second Lien Agent or any other Second Lien Creditor may be inconsistent with the provisions of this Agreement;

5.	exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 2.10; and

6.	bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by 1.5 Lien Agent or any other 1.5 Lien Creditor, or any sale of Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the discharge in full of the 1.5 Lien Obligations.

19.	Conflicts.

1.	Each party hereto acknowledges that it is bound by the provisions of the First Lien / Junior Lien Intercreditor Agreement, to the extent such agreement shall remain outstanding and in effect. In the event of any conflict between the provisions of this Intercreditor Agreement and the First Lien / Junior Lien Intercreditor Agreement, so long as the First Lien / Junior Lien Intercreditor Agreement shall remain outstanding and in effect, the provisions of the First Lien / Junior Lien Intercreditor Agreement shall govern and control.

2.	In the event of any conflict between the provisions of this Intercreditor Agreement and the provisions of any Second Lien Document or any 1.5 Lien Documents, the provisions of this Intercreditor Agreement shall govern and control.

3.	With respect to Second Lien Agent and the other Second Lien Creditors and the obligations of Second Lien Agent under the Second Lien Documents only, in the event of a conflict between this Intercreditor Agreement and the Second Lien Documents, the terms of the applicable Second Lien Documents shall govern and control.

20.	If Second Lien Agent or any other Second Lien Creditor, in contravention of the terms of this Agreement, in any way takes, or attempts to or threatens to take, any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Lien Agent or Second Lien Creditor that relief against such Second Lien Agent or Second Lien Creditor by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the 1.5 Lien Creditors, it being understood and agreed by Second Lien Agent, on behalf of each Second Lien Creditor represented by it, that (i) the 1.5 Lien Lenders’ damages from actions of any Second Lien Creditor may at that time be difficult to ascertain and may be irreparable and (ii) each Second Lien Secured Party waives any defense that the Obligors and/or the 1.5 Lien Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

1.5 LIEN AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent under the 1.5 Lien Indenture, for itself and the other 1.5 Lien Creditors

By:	/s/ Christopher J. Grell
	Name:	Christopher J. Grell
	Title:	Vice President

SECOND LIEN AGENT:

TMI TRUST COMPANY, as Collateral Agent under the Second Lien Indenture, for itself and the other Second Lien Creditors

By:	/s/ Debra A. Schachel
	Name:	Debra A. Schachel
	Title:	President

CURO Group Holdings Corp. –

1.5L v. 2L Intercreditor Agreement

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Creditor holding or otherwise controlling Collateral (the “Controlling Creditor”) does so as bailee (under the UCC) for and on behalf of the other Creditors which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Second Lien Agent (if 1.5 Lien Agent or any 1.5 Lien Creditor is the Controlling Creditor) or to 1.5 Lien Agent (if Second Lien Agent or any Second Lien Creditor is the Controlling Creditor) any such Collateral upon request therefore, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by the Second Lien Creditors under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Creditors to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

CURO GROUP HOLDINGS CORP.,

By:	/s/ Douglas D. Clark
Name:	Douglas D. Clark
Title:	Chief Executive Officer

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.
CURO MANAGEMENT LLC
SOUTHERNCO, INC.
FIRST HERITAGE CREDIT, LLC
FIRST HERITAGE CREDIT OF ALABAMA, LLC
FIRST HERITAGE CREDIT OF LOUISIANA, LLC
FIRST HERITAGE CREDIT OF MISSISSIPPI, LLC
FIRST HERITAGE CREDIT OF SOUTH CAROLINA, LLC
FIRST HERITAGE CREDIT OF TENNESSEE, LLC

By:	/s/ Douglas D. Clark
Name:	Douglas D. Clark
Title:	President

CURO Group Holdings Corp. –

1.5L v. 2L Intercreditor Agreement

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Creditor holding or otherwise controlling Collateral (the “Controlling Creditor”) does so as bailee (under the UCC) for and on behalf of the other Creditors which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Second Lien Agent (if 1.5 Lien Agent or any 1.5 Lien Creditor is the Controlling Creditor) or to 1.5 Lien Agent (if Second Lien Agent or any Second Lien Creditor is the Controlling Creditor) any such Collateral upon request therefore, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by the Second Lien Creditors under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Creditors to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

CURO VENTURES, LLC
ATTAIN FINANCE, LLC
AD ASTRA RECOVERY SERVICES, INC.
CURO COLLATERAL SUB, LLC
CURO CREDIT, LLC
SOUTHERN FINANCE OF SOUTH CAROLINA, INC.
SOUTHERN FINANCE OF TENNESSEE, INC.
COVINGTON CREDIT, INC.
COVINGTON CREDIT OF GEORGIA, INC.
COVINGTON CREDIT OF ALABAMA, INC.
COVINGTON CREDIT OF TEXAS, INC.
HEIGHTS FINANCE HOLDING CO.
HEIGHTS FINANCE CORPORATION, an Illinois corporation
HEIGHTS FINANCE CORPORATION, a Tennessee corporation
QUICK CREDIT CORPORATION

By:	/s/ Gary L. Fulk
Name:	Gary L. Fulk
Title:	President

CURO Group Holdings Corp. –

1.5L v. 2L Intercreditor Agreement

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Creditor holding or otherwise controlling Collateral (the “Controlling Creditor”) does so as bailee (under the UCC) for and on behalf of the other Creditors which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Second Lien Agent (if 1.5 Lien Agent or any 1.5 Lien Creditor is the Controlling Creditor) or to 1.5 Lien Agent (if Second Lien Agent or any Second Lien Creditor is the Controlling Creditor) any such Collateral upon request therefore, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by the Second Lien Creditors under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Creditors to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

ENNOBLE FINANCE, LLC

By:	Curo Intermediate Holdings Corp.
Its:	Sole Member

By:	/s/ Douglas D. Clark
Name:	Douglas D. Clark
Title:	President

CURO Group Holdings Corp. –

1.5L v. 2L Intercreditor Agreement